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                                                                    EXHIBIT 99.1


                                     EXHIBIT

                    WRITTEN AGREEMENT RELATING TO THE FILING
                   OF JOINT 13G STATEMENT -- SEC RULE 13d-1(k)


     Pursuant to Rule 13d-1(k) of the Securities and Exchange Commission, each of the undersigned hereby agrees to the joint filing of a Schedule 13G statement under the Securities Exchange Act of 1934 and any amendments thereto relating to acquisitions of the equity securities of CoreComm Ltd., and such Schedule 13G statement and amendments thereto when signed and filed by the undersigned shall be deemed filed on behalf of each of them.


Date:  February 13, 2002                 /s/ Ralph H. Booth II
                                         -------------------------------
                                         Ralph H. Booth II


                                         BOOTH AMERICAN COMPANY



                                         By: /s/  Ralph H. Booth II
                                             ---------------------------
                                             Ralph H. Booth II
                                             President